Allianz Equities

Shareholder Meeting Results:

I. CCM Mid-Cap Fund held a special meeting of shareholders on August 17, 2005. Shareholders voted and approved:

VOTED:	A new Portfolio Management Agreement between Allianz Global
Investors Fund Management LLC and Cadence Capital Management LLC.

Fund                          For              Against       Abstain
CCM Emerging Companies Fund   16,212,418       30,507         80,464
CCM Mid-Cap Fund              23,973,630       177,360       252,094

II. The Trust held a special meeting of shareholders on December 1, 2005 with adjourned sessions held on December 21, 2005, March 6, 2006 and March 8, 2006. Shareholders voted and approved:

A. The following Trustees as members of the Board of Trustees:

                       For           Abstain
Gary A. Childress      483,828,462   32,514,256
Theodore J. Coburn     484,249,372   32,110,305
David C. Flattum       484,126,265   32,239,764
W. Bryant Stooks       483,993,547   32,352,890
Gerald M. Thorne       483,988,607   32,361,857
F. Ford Drummond       483,986,124   32,363,891
Udo Frank              483,955,901   32,391,586
James S. MacLeod       484,114,908   32,239,607
Davey S. Scoon         484,043,331   32,312,893
Edward E. Sheridan     484,145,172   32,211,730
James W. Zug           483,828,535   32,504,690


B. A new Portfolio Management Agreement between Allianz Global
Investors Fund Management LLC and RCM Capital Management LLC.

Fund                           For         Against        AbstainFund
AMM Asset Allocation Fund      9,445,147   357,046        1,642,539


C. Eliminated the fundamental investment restrictions relating to illiquid securities.

Fund                           For         Against        Abstain
RCM Biotechnology Fund         3,986,035     691,470      617,667
RCM Financial Services Fund      300,000         -0-          -0-
RCM Global Resources Fund        300,000         -0-          -0-
RCM Global Small-Cap Fund      1,808,908     130,999      245,079
RCM Healthcare Fund            2,790,457     352,106      490,370
RCM Large-Cap Growth Fund     16,186,970   2,812,489    1,851,307
RCM Mid-Cap Fund              30,008,962   1,311,190      129,728
RCM Technology Fund           12,343,615     927,733    1,465,391


D. Eliminated the fundamental investment restrictions relating to investment in other investment companies.

Fund                           For         Against        Abstain
RCM Biotechnology Fund         4,046,682    632,641       615,854
RCM Global Small-Cap Fund      1,819,250    129,334       237,502
RCM Healthcare Fund            2,816,909    348,433       467,591
RCM Large-Cap Growth Fund     16,787,084  2,235,488     1,828,196
RCM Mid-Cap Fund              31,202,564    113,692       133,624
RCM Technology Fund           12,398,006    882,514     1,456,334


E. Eliminated the fundamental investment restrictions relating to interested person transactions.

Fund                           For         Against        Abstain
RCM Biotechnology Fund         3,866,988    794,599       634,222
RCM Global Small-Cap Fund      1,784,064    157,682       244,337
RCM Healthcare Fund            2,723,505    414,991       494,431
RCM Large-Cap Growth Fund     15,545,189  3,452,590     1,852,983
RCM Mid-Cap Fund              22,825,733  1,321,136       151,435
RCM Technology Fund           12,068,195  1,159,772     1,508,710


F. Eliminated the fundamental investment restriction relating to joint trading of securities.

Fund                           For         Against        Abstain
RCM Mid-Cap Fund               22,852,715  1,311,966      133,624

G. Eliminated the fundamental investment restriction relating to purchase and sale of stock index futures.

Fund                           For         Against        Abstain
RCM Mid-Cap Fund               22,853,645  1,309,356      135,304

H. Amended the fundamental investment restrictions relating to borrowings.

Fund                                    For     Against        Abstain
AMM Asset Allocation Fund         9,024,324     611,818      1,808,592
CCM Emerging Companies Fund      11,420,718     275,463        157,312
CCM Focused Growth Fund             266,464         -0-            -0-
NACM Flex-Cap Value Fund          1,829,619      13,484         29,444
NACM Global Fund                    416,060      42,406         57,223
NACM Growth Fund                    126,822       6,136          5,284
NACM International Fund           2,377,838      27,333         60,642
NACM Pacific Rim Fund             2,334,306     146,208        352,092
NFJ International Value Fund        332,152      15,663         31,154
NFJ Large-Cap Value Fund          1,530,326     115,506        153,069
OCC Core Equity Fund                297,000         -0-            -0-
OCC Value Fund                   55,229,219   5,868,069      9,193,670
PEA Equity Premium Strategy Fund  3,921,576     301,152        841,440
RCM Biotechnology Fund            3,923,284     750,655        621,641
RCM Financial Services Fund         300,000         -0-            -0-
RCM Global Resources Fund           300,000         -0-            -0-
RCM Global Small-Cap Fund         1,787,543     161,891        236,646
RCM Healthcare Fund               2,765,643     386 001        481,287
RCM Large-Cap Growth Fund        16,013,306   3,006,283      1,831,178
RCM Mid-Cap Fund                 24,035,841     129,454        133,009
RCM Technology Fund              12,200,609   1,047,074      1,489,067

I. Eliminated the fundamental investment restrictions relating to diversification.

Fund                                    For    Against        Abstain
CCM Emerging Companies Fund      11,466,938    241,239        145,313
CCM Focused Growth Fund             266,464        -0-            -0-
NACM Flex-Cap Value Fund          1,832,706      8,487         31,356
NACM Global Fund                    426,091     34,657         54,942
NACM Growth Fund                    127,230      5,728          5,284
NACM International Fund           2,387,588     18,177         60,047
NACM Pacific Rim Fund             2,387,785    110,467        334,361
NFJ Large-Cap Value Fund          1,575,113     75,932        147,853
OCC Value Fund                   57,501,177  3,926,757      8,846,084
PEA Equity Premium Strategy Fund  3,989,177    232,138        842,852
RCM Biotechnology Fund            4,135,915    511,810        647,607
RCM Global Resources Fund           300,000        -0-            -0-
RCM Global Small-Cap Fund         1,844,488    114,095        227,505
RCM Healthcare Fund               2,906,140    264,432        461,127
RCM International Growth
      Equity Fund                 2,652,557    194,654        424,445
RCM Large-Cap Growth Fund        16,797,644  2,242,697      1,810,424
RCM Mid-Cap Fund                 24,083,528     88,698        126,078
RCM Technology Fund              12,650,242    646,148      1,439,911

J.Eliminated the fundamental investment restriction relating to investments in foreign securities.

Fund                           For         Against        Abstain
RCM Mid-Cap Fund               22,883,581  1,285,895      128,829

K. Amended the fundamental investment restrictions relating to issuance of senior securities.


Fund                                    For    Against        Abstain
AMM Asset Allocation Fund         9,072,272     548,023     1,824,632
CCM Emergin Companies Fund       11,437,459     258,067       157,964
CCM Focused Growth Fund             266,464         -0-           -0-
NACM Flex-Cap Value Fund          1,826,524      15,043        30,979
NACM Global Fund                    426,096      33,400        56,194
NACM Growth Fund                    126,822       6,136         5,284
NACM International Fund           2,381,522      20,313        63,975
NACM Pacific Rim Fund             2,359,262     137,452       335,895
NFJ Large-Cap Value Fund          1,563,602      82,253       153,044
NFJ International Value Fund        338,310      15,638        25,020
OCC Core Equity Fund                297,000         -0-           -0-
OCC Value Fund                   56,210,870   4,828,181     9,251,783
PEA Equity Premium Strategy Fund  3,920,594     257,676       885,901
RCM Biotechnology Fund            4,001,292     684,004       609,977
RCM Financial Services Fund         300,000         -0-           -0-
RCM Global Resources Fund           300,000         -0-           -0-
RCM Global Small-Cap Fund         1,810,873     128,934       246,276
RCM Large-Cap Growth Fund        16,738,691   2,272,813     1,839,266
RCM Mid-Cap Fund                 24,070,550      94,788       132,966

L. Amended the fundamental investment restriction relating to underwriting of securities.

Fund                               For         Against        Abstain
RCM Mid-Cap Fund            24,076,479          90,008        131,817

M. Eliminat   ed the fundamental investment restrictions relating
to investments made for the purpose of exercising control.

Fund                                For         Against        Abstain
RCM Biotechnology Fund        4,058,797         618,446        617,479
RCM Global Small-Cap Fund     1,818,839         127,092        240,154
RCM Healthcare Fund           2,841,355         312,938        478,636
RCM Large-Cap Growth Fund    16,211,899       2,801,008      1,837,860
RCM Mid-Cap Fund             22,878,952       1,284,032        135,321
RCM Technology Fund          12,443,179         838,362      1,455,140

N. Amended the fundamental investment restrictions relating to making loans.

Fund                                For         Against        Abstain
AMM Asset Allocation Fund     9,062,042         583,419      1,799,466
CCM Emerging Companies Fund  11,320,028         380,418        153,047
CCM Focused Growth Fund         266,464             -0-            -0-
NACM Flex-Cap Value Fund      1,827,374          14,699         30,471
NACM Global Fund                416,293          41,934         57,462
NACM Growth Fund                126,822           6,136          5,284
NACM International Fund       2,378,204          19,495         68,114
NACM Pacific Rim Fund         2,344,340         152,918        335,348
NFJ Large-Cap Value Fund      1,545,001         104,219        149,680
NFJ International Value Fund    338,006          15,943         25,020
OCC Value Fund               55,218,784       5,893,451      9,175,878
PEA Equity Premium Strategy   3,901,376         296,896        865,896
RCM Biotechnology Fund        3,954,115         729,298        607,003
RCM Financial Services Fund     300,000             -0-            -0-
RCM Global Resources Fund       300,000             -0-            -0-
RCM Global Small-Cap Fund     1,797,546         147,905        237,253
RCM Healthcare Fund           2,761,458         401,426        469,531
RCM Large-Cap Growth Fund    16,059,842       2,958,902      1,832,023
RCM Mid-Cap Fund             22,842,817       1,310,813        144,675
RCM Technology Fund          12,249,364       1,033,624      1,452,771

O. Amended the fundamental investment restrictions relating to investments in commodities.

Fund                                    For    Against        Abstain
AMM Asset Allocation Fund         9,032,770    619,164      1,791,271
CCM Emerging Companies Fund      11,474,692    232,126        146,673
CCM Focused Growth Fund             266,464        -0-             -0-
NACM Flex-Cap Value Fund          1,831,936      9,632         30,979
NACM Global Fund                    418,404     40,567         56,717
NACM Growth Fund                    127,230      5,728          5,284
NACM International Fund           2,376,318     28,286         61,210
NACM Pacific Rim Fund             2,357,481    138,001        337,126
NFJ International Value Fund        334,679     13,135         31,154
NFJ Large-Cap Value Fund          1,549,796     98,303        150,801
OCC Value Fund                   55,510,155  5,635,225      9,145,570
PEA Equity Premium Strategy Fund  3,890,118    330,521        843,017
RCM Biotechnology Fund            4,023,918    673,695        596,583
RCM Financial Services Fund         300,000        -0-            -0-
RCM Global Resources Fund           300,000        -0-            -0-
RCM Global Small-Cap Fund         1,818,584    132,940        234,133
RCM Healthcare Fund               2,789,901    386,189        456,170
RCM Large-Cap Growth Fund        15,750,303  3,261,912      1,838,548
RCM Mid-Cap Fund                 22,839,552  1,305,496        153,256
RCM Technology Fund              12,379,607    943,009      1,413,549

P. Eliminated the fundamental investment restrictions relating to purchasing securities on margin.

Fund                                       For     Against        Abstain
CCM Ermging Companies Fund          11,254,163     452,308        147,019
CCM Focused Growth Fund                266,464         -0-            -0-
NFJ International Value Fund           313,138      31,979         33,853
NFJ Large-Cap Value Fund             1,504,294     127,412        167,194
PEA Equity Premium Strategy Fund     3,813,535     371,378        879,260
RCM Biotechnology Fund               3,930,051     773,621        590,793
RCM Financial Services Fund            300,000         -0-            -0-
RCM Global Resources Fund              300,000         -0-            -0-
RCM Global Small-Cap Fund            1,774,421     170,310        240,853
RCM Healthcare Fund                  2,733,147     427,918        471,861
RCM Large-Cap Growth Fund           15,974,814   3,047,196      1,828,753
RCM Mid-Cap Fund                    24,017,191     129,771        151,343

Q. Eliminated the fundamental investment restrictions relating to repurchase agreements.

Fund                                    For    Against        Abstain
RCM Biotechnology Fund            4,036,227    628,469        629,716
RCM Financial Services Fund         300,000        -0-            -0-
RCM Global Resources Fund           300,000        -0-            -0-
RCM Global Small-Cap Fund         1,813,708    117,796        254,152
RCM Healthcare Fund               2,826,775    323,218        482,936
RCM Large-Cap Growth Fund        16,762,347  2,244,515      1,843,904
RCM Mid-Cap Fund                 22,853,883  1,304,411        140,011
RCM Technology Fund              12,405,270    827,028      1,504,041

R. Eliminated the fundamental investment restriction relating to short sales.

Fund                                  For     Against        Abstain
RCM Mid-Cap Fund               22,844,346   1,316,958        137,000